EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 26, 2004 by and between Able Laboratories, Inc., a Delaware corporation (the "Corporation"), and Garth Boehm the V.P. and Chief Scientific Officer ("CSO"). The Agreement will be effective on the day the employee begins employment (the "Effective Date").

                              W I T N E S S E T H:

     WHEREAS, the Corporation and the V.P. and Chief Scientific Officer desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Corporation shall employ the CSO, (ii) the CSO shall render services to the Corporation, and (iii) the Corporation shall compensate the CSO for such services;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

     1. EMPLOYMENT; DUTIES

          (a) The Corporation engages and employs the CSO, and the CSO hereby accepts engagement and employment, as CSO of the Corporation. In this capacity, the CSO shall be directly responsible for the all R and D activities including product formulations, methods development and the methods validation group. In addition, the CSO shall also direct all the activities related to the Company's 505(b)-2 product portfolio and future Paragraph IV filing strategy including coordinating internal and external resources working on the project. The CSO shall perform all such tasks to meet the objectives set by the President.

          (b) The CSO shall perform his duties hereunder from the Corporation's executive office in the New Jersey area and report to the President of Able Laboratories, Inc.

     2. TERM

     The CSO's employment hereunder shall be for an initial period of four (4) years commencing on the Effective Date and continuing through the fourth anniversary thereof, unless sooner terminated as hereinafter provided (the "Initial Term"). Thereafter, the term and each extension will be automatically extended for successive one-year periods, unless the Corporation gives written notice of termination to the other party at least 60 days prior to the expiration of the current term.

     3. COMPENSATION

          (a) Subject to the terms and conditions of this Agreement, as compensation for the performance of his duties on behalf of the Corporation, the CSO shall be compensated as follows:

               (i) The Corporation shall pay the CSO a base salary ("Base Compensation") at the rate of $225,000 per annum payable no less frequently than monthly in arrears on or before the first day

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of each succeeding month and a bonus as described below in Section 5.

               (ii) Upon the Effective Date the CSO shall receive from the Corporation an incentive option to purchase 100,000 shares of common stock of the Corporation (the "Option Shares") at an exercise price equal to the fair market price (closing price as quoted on the Nasdaq) per share. Such option shall have a term of ten years and vest over four (4) years subject to the terms contained in the Corporation's stock option plan and the stock option agreement attached as Exhibit A hereto.

               (iii) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the V.P. and CSO pursuant to this paragraph 3(a).

          (b) The Corporation shall reimburse the V.P. and CSO for all reasonable expenses incurred by the CSO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, cell phone and other incidental expenses and all such other expenses against receipt by the Corporation of appropriate vouchers or other proof of the CSO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation. The CSO shall also receive $1,800 per month as car allowance.

          (c) The CSO shall be entitled to accrue paid vacation at the rate of twenty (20) business days per annum, plus all the appropriate Corporation holidays.

     4. REPRESENTATIONS AND WARRANTIES BY THE VICE PRESIDENT AND CORPORATION

            The CSO hereby represents and warrants to the Corporation as follows:

          (a) Neither the execution and delivery of this Agreement nor the performance by the CSO of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the CSO is a party or by which he is bound.

          (b) The CSO has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the CSO enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the CSO to execute and deliver this Agreement or perform his duties and other obligations hereunder.

     The Corporation hereby represents and warrants to the CSO as follows:

          (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

          (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

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          (c) The execution, delivery and performance by the Corporation of this
Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.

     5. BONUS

          (a) For the year 2004, the CSO shall be eligible for an annual bonus of up to 35% of the base annual salary for meeting targets and objectives set in consultation with the President and approved by the Compensation Committee of the Board of Directors. First year targets and objectives will be developed one month after initiating employment.

          (c) In the subsequent years, the bonus shall be negotiated at the beginning of the year based on the projections prepared by the by the CSO in conjunction with the President and other senior members of the management team. Subsequent year bonus shall not be less than at least 15% of the base annual salary provided the objectives are met and the company reports positive net earnings for the year.

     6. INVENTIONS ASSIGNMENTS; CONFIDENTIAL INFORMATION

     All inventions, improvements, ideas, names, patents, trademarks, copyrights, and innovations (including all data and records pertaining thereto), whether or not reduced to writing, which the CSO may originate, make or conceive during the term of his employment and for a period of three (3) months thereafter, either alone or with others and whether or not during working hours or by the use of facilities of the Corporation, and which relate to or are or may likely be useful in connection with the business or contemplated business of the Corporation ("Inventions") shall be the exclusive property of the Corporation. The CSO hereby assigns, and, to the extent any such assignment cannot be made at the present time, agrees to assign, to the Company all his right, title and interest throughout the world in and to all Inventions, and to anything tangible which evidences, incorporates, constitutes, represents or records any such Inventions. The CSO agrees that all such Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at present, hereby agrees to assign to the Company all copyrights, patents and other proprietary rights the CSO may have in any of such Inventions, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.

     The CSO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The CSO agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the CSO's duties to the Corporation. The CSO agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment. The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its

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clients shall not include the following: (a) information already in the public domain or hereafter disclosed to the public through no fault of the CSO; including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating pharmaceutical marketing companies, (iii) the status of patents and other technology in the field other than those of the Corporation; (b) general knowledge about the field of pharmaceutical marketing obtained through the CSO's academic experience, or (c) specific ideas and projections of the field of evolution of pharmaceutical marketing.

     Except with prior written authorization by the Corporation, the CSO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

     7. TERMINATION

          (a) Subject to Paragraph 2 above, the CSO's employment hereunder shall begin on the Effective Date and shall continue thereafter until terminated upon the first to occur of the following events:

               (i) the death of the CSO or the Disability of the CSO, as defined below; or

               (ii) termination by the Board of Directors of the Corporation, either with or without Cause (as defined below); or

               (iii) voluntary resignation by the CSO after providing the Corporation with at least thirty days prior written notice.

          (b) Upon termination pursuant to clause (a)(i) above, at least 25,000 Option Shares shall vest. "Disability" of the CSO shall be deemed to have occurred if the CSO, by virtue of any injury, sickness, or physical condition is unable to perform substantially and continuously the duties assigned to him hereunder for more than sixty (60) consecutive or non-consecutive days out of any consecutive twelve (12) month period, exclusive of any accrued vacation.

          (c) Upon termination pursuant to clause (a)(ii) for any reason other than for Cause (as defined below), (i) the Corporation shall offer the CSO twelve (12) months base salary as severance.

          (d) Upon termination by the Corporation during the Initial or any renewal Term pursuant to clause (a)(ii) with Cause or upon the voluntary resignation of the CSO pursuant to clause (a)(iii), such termination shall be effective immediately or on the effective date of the CSO's notice, as the case may be, and the CSO will be paid a portion of the Base Compensation due through the Termination Date, which has not been paid to him.

          (e) For purposes of this Agreement, "Cause" shall mean the unlawful conduct of the CSO constituting a felony under the law or dishonest conduct of the CSO involving moral turpitude and causing material harm to the Corporation, willful, reckless or grossly negligent misconduct or insubordination which is or is reasonably likely to be injurious to the Corporation, monetarily or otherwise, continuing after written notice thereof by the Board of Directors or a material breach of any of the CSO's obligations (not occasioned by the CSO's death or Disability) hereunder after written notice

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by the Corporation and failure to cure within 30 days of such notice.

     8. NOTICES

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the other party.

     9. SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     10. ENTIRE AGREEMENT; MODIFICATION

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     11. BINDING EFFECT

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the V.P. and Chief Scientific Officer and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CSO's obligations hereunder may not be transferred or assigned by the CSO.

     12. NON-WAIVER

     The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     13. GOVERNING LAW; WAIVER OF JURY TRIAL

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws. The parties irrevocably waive all right to a trial by jury in any suit, action, or other proceeding hereafter instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

     14. ATTORNEYS FEES, COSTS.

     In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ABLE LABORATORIES, INC.


                                       By: /s/Dhananjay G. Wadekar
                                           -----------------------------
                                       Dhananjay G. Wadekar, President and
                                       Chief Executive Officer




    Agreed and Accepted



    /s/ Garth Boehm
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    Dr. Garth Boehm, Ph.D.















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